Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor St. Louis, Missouri 63105	Fax: 314.854.8003
www.Belden.com

News Release

Belden Reports Solid Third Quarter 2015 Results

St. Louis, Missouri – October 28, 2015 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal third quarter 2015 results for the period ended September 27, 2015.

Third Quarter 2015 Highlights

•	Generated GAAP revenues of $579.3 million and adjusted revenues of $590.1 million;

•	Achieved gross profit margins of 39.0%, increasing 270 basis points from 36.3% in the year-ago period;

•	Expanded adjusted EBITDA margins to 16.5%, increasing 80 basis points from 15.7% in the year-ago period;

•	Repurchased approximately 698,000 shares of Belden common stock; and

•	Raised the expected range of full-year adjusted income from continuing operations per diluted share from $4.70 – $4.90 to $4.80 – $4.90.

Third Quarter 2015

On a GAAP basis, revenues for the quarter totaled $579.3 million, down $31.5 million, or 5.2%, compared to $610.8 million in the third quarter 2014. Gross profit margin in the third quarter was 39.0%, increasing 270 basis points from 36.3% in the year-ago period. Operating profit margin in the third quarter was 6.0%, decreasing 350 basis points from 9.5% in the year-ago period. Income from continuing operations per diluted share totaled $0.35, compared to $0.77 in the third quarter 2014.

Adjusted revenues for the quarter totaled $590.1 million, declining $23.0 million, or 3.8%, compared to $613.1 million in the third quarter 2014. Adjusted gross profit margin in the third quarter was 40.8%, increasing 320 basis points from 37.6% in the year-ago period. Adjusted EBITDA margin in the third quarter was 16.5%, increasing 80 basis points from 15.7% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $1.14, compared to $1.15 in the third quarter 2014. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, president and CEO of Belden Inc., said, “The quarter was as we expected. Soft demand in our industrial markets, driven by a strong U.S. dollar and lower oil prices, was offset by robust demand for our Enterprise, Broadband, and Network Security solutions. I’m very pleased with our team’s ability to execute in a challenging environment, as evidenced by continued margin expansion and strong free cash flow.”

Belden Reports Solid Third Quarter 2015 Results

Outlook

“Despite a challenging economic environment, the business is benefitting from a number of favorable secular trends that we expect will continue the remainder of this year and next. Moreover, our ability to capture share and drive productivity provide us with the confidence to guide full-year earnings growth in the range of 13% to 16%. We expect free cash flow in the fourth quarter to be robust,” said Stroup.

The Company expects fourth quarter 2015 adjusted revenues to be $595 – $615 million and adjusted income from continuing operations per diluted share to be $1.45 – $1.55. For the full year ending December 31, 2015, the Company now expects adjusted revenues to be $2.353 – $2.373 billion compared to the previously guided range of $2.360 – $2.390 billion. The expected range of adjusted income from continuing operations per diluted share is now $4.80 – $4.90 compared to the previously guided range of $4.70 – $4.90.

On a GAAP basis, the Company expects fourth quarter 2015 revenues to be $586 – $606 million and income from continuing operations per diluted share to be $1.04 – $1.14. For the full year ending December 31, 2015, the Company now expects revenues to be $2.298 – $2.318 billion compared to the previously guided range of $2.303 – $2.333 billion. The expected range of income from continuing operations per diluted share is now $1.43 – $1.53 compared to the previously guided range of $0.94 – $1.14.

Earnings Conference Call

Management will host a conference call today at 8:30 am EDT to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-256-9157; the dial-in number for participants outside the U.S. is 913-312-0977. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands, except per share data)
Revenues	$579,266	$610,774	$1,711,978	$1,699,355
Cost of sales	(353,135)	(389,042)	(1,043,922)	(1,097,521)

Gross profit	226,131	221,732	668,056	601,834
Selling, general and administrative expenses	(128,140)	(119,104)	(396,883)	(359,854)
Research and development	(38,168)	(30,444)	(110,999)	(82,633)
Amortization of intangibles	(25,669)	(15,203)	(78,090)	(42,739)
Income from equity method investment	348	1,030	1,459	3,240

Operating income	34,502	58,011	83,543	119,848
Interest expense, net	(25,416)	(21,497)	(74,031)	(58,259)

Income from continuing operations before taxes	9,086	36,514	9,512	61,589
Income tax benefit (expense)	5,725	(2,667)	7,340	(2,571)

Income from continuing operations	14,811	33,847	16,852	59,018
Loss from discontinued operations, net of tax	(242)	—	(242)	—
Loss from disposal of discontinued operations, net of tax	—	—	(86)	(562)

Net income	$14,569	$33,847	$16,524	$58,456

Weighted average number of common shares and equivalents:
Basic	42,417	43,201	42,536	43,439
Diluted	42,908	43,910	43,117	44,164
Basic income (loss) per share:
Continuing operations	$0.35	$0.78	$0.40	$1.36
Discontinued operations	(0.01)	—	(0.01)	—
Disposal of discontinued operations	—	—	—	(0.01)

Net income	$0.34	$0.78	$0.39	$1.35

Diluted income (loss) per share:
Continuing operations	$0.35	$0.77	$0.39	$1.33
Discontinued operations	(0.01)	—	(0.01)	—
Disposal of discontinued operations	—	—	—	(0.01)

Net income	$0.34	$0.77	$0.38	$1.32

Comprehensive income (loss)	$(9,803)	$30,783	$4,036	$57,958

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments
	(In thousands, except percentages)
For the three months ended September 27, 2015
Segment Revenues	$228,097	$113,773	$147,702	$59,184	$41,359	$590,115
Segment EBITDA	34,880	18,232	23,225	10,466	11,240	98,043
Segment EBITDA margin	15.3%	16.0%	15.7%	17.7%	27.2%	16.6%
Depreciation expense	4,261	2,922	2,810	570	1,255	11,818
Amortization of intangibles	12,647	136	799	1,480	10,607	25,669
Severance, restructuring, and acquisition integration costs	13,722	192	118	54	57	14,143
Deferred gross profit adjustments	419	—	—	—	10,909	11,328
For the three months ended September 28, 2014
Segment Revenues	$256,587	$115,349	$171,105	$70,090	$—	$613,131
Segment EBITDA	38,450	17,730	26,487	13,618	—	96,285
Segment EBITDA margin	15.0%	15.4%	15.5%	19.4%	n/a	15.7%
Depreciation expense	3,856	3,134	3,150	606	—	10,746
Amortization of intangibles	13,020	162	266	1,755	—	15,203
Severance, restructuring, and acquisition integration costs	5,794	226	2,106	1,032	—	9,158
Purchase accounting effects of acquisitions	—	—	—	858	—	858
Deferred gross profit adjustments	2,357	—	—	—	—	2,357
For the nine months ended September 27, 2015
Segment Revenues	$661,098	$335,803	$461,549	$181,527	$118,102	$1,758,079
Segment EBITDA	95,726	53,214	76,078	31,731	29,913	286,662
Segment EBITDA margin	14.5%	15.8%	16.5%	17.5%	25.3%	16.3%
Depreciation expense	12,819	8,871	8,530	1,713	3,118	35,051
Amortization of intangibles	38,256	409	2,429	4,369	32,627	78,090
Severance, restructuring, and acquisition integration costs	28,543	832	3,054	2	1,102	33,533
Purchase accounting effects of acquisitions	—	—	267	—	9,155	9,422
Deferred gross profit adjustments	2,789	—	—	—	43,637	46,426
For the nine months ended September 28, 2014
Segment Revenues	$675,350	$345,015	$508,667	$177,460	$—	$1,706,492
Segment EBITDA	95,939	51,572	79,631	32,012	—	259,154
Segment EBITDA margin	14.2%	14.9%	15.7%	18.0%	n/a	15.2%
Depreciation expense	11,346	10,633	7,992	1,672	—	31,643
Amortization of intangibles	37,963	497	802	3,477	—	42,739
Severance, restructuring, and acquisition integration costs	34,761	2,047	10,250	1,751	—	48,809
Purchase accounting effects of acquisitions	7,458	286	533	1,596	—	9,873
Deferred gross profit adjustments	6,722	—	—	—	—	6,722

BELDEN INC.

OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands)
Total Segment Revenues	$590,115	$613,131	$1,758,079	$1,706,492
Deferred revenue adjustments	(10,849)	(2,357)	(46,101)	(7,137)

Consolidated Revenues	$579,266	$610,774	$1,711,978	$1,699,355

Total Segment EBITDA	$98,043	$96,285	$286,662	$259,154
Income from equity method investment	348	1,030	1,459	3,240
Eliminations	(931)	(982)	(2,056)	(2,760)

Consolidated Adjusted EBITDA (1)	97,460	96,333	286,065	259,634
Amortization of intangibles	(25,669)	(15,203)	(78,090)	(42,739)
Deferred gross profit adjustments	(11,328)	(2,357)	(46,426)	(6,722)
Severance, restructuring, and acquisition integration costs	(14,143)	(9,158)	(33,533)	(48,809)
Depreciation expense	(11,818)	(10,746)	(35,051)	(31,643)
Purchase accounting effects related to acquisitions	—	(858)	(9,422)	(9,873)

Consolidated operating income	34,502	58,011	83,543	119,848
Interest expense, net	(25,416)	(21,497)	(74,031)	(58,259)

Consolidated income from continuing operations before taxes	$9,086	$36,514	$9,512	$61,589

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2015	December 31, 2014
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$241,897	$741,162
Receivables, net	403,436	379,777
Inventories, net	210,088	228,398
Deferred income taxes	20,727	22,157
Other current assets	77,227	42,656

Total current assets	953,375	1,414,150
Property, plant and equipment, less accumulated depreciation	311,338	316,385
Goodwill	1,406,593	943,374
Intangible assets, less accumulated amortization	684,147	461,292
Deferred income taxes	23,447	40,652
Other long-lived assets	80,463	86,974

	$3,459,363	$3,262,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$209,656	$272,439
Accrued liabilities	298,053	250,420
Current maturities of long-term debt	2,500	2,500

Total current liabilities	510,209	525,359
Long-term debt	1,914,083	1,765,422
Postretirement benefits	114,543	122,627
Deferred income taxes	111,974	10,824
Other long-term liabilities	35,400	31,409
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	601,914	595,389
Retained earnings	632,044	621,896
Accumulated other comprehensive loss	(58,519)	(46,031)
Treasury stock	(402,788)	(364,571)

Total stockholders’ equity	773,154	807,186

	$3,459,363	$3,262,827

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Nine Months Ended
	September 27, 2015	September 28, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$16,524	$58,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,141	74,382
Share-based compensation	13,814	14,236
Income from equity method investment	(1,459)	(3,240)
Tax benefit related to share-based compensation	(5,064)	(4,939)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(6,532)	(44,583)
Inventories	7,979	4,188
Accounts payable	(55,973)	(7,613)
Accrued liabilities	29,354	(24,414)
Accrued taxes	(23,884)	(13,818)
Other assets	3,394	8,856
Other liabilities	687	3,255

Net cash provided by operating activities	91,981	64,766
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(695,345)	(313,065)
Capital expenditures	(39,106)	(31,057)
Proceeds from disposal of tangible assets	145	1,773
Proceeds from (payments for) disposal of business	3,527	(956)

Net cash used for investing activities	(730,779)	(343,305)
Cash flows from financing activities:
Borrowings under credit arrangements	200,000	200,000
Tax benefit related to share-based compensation	5,064	4,939
Debt issuance costs paid	(643)	(6,572)
Payments under borrowing arrangements	(1,250)	(1,250)
Cash dividends paid	(6,386)	(6,540)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(11,517)	(7,996)
Payments under share repurchase program	(39,053)	(62,197)

Net cash provided by financing activities	146,215	120,384
Effect of foreign currency exchange rate changes on cash and cash equivalents	(6,682)	(6,047)

Decrease in cash and cash equivalents	(499,265)	(164,202)
Cash and cash equivalents, beginning of period	741,162	613,304

Cash and cash equivalents, end of period	$241,897	$449,102

BELDEN INC.

CONSOLIDATED RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for certain acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands, except percentages and per share amounts)
GAAP revenues	$579,266	$610,774	$1,711,978	$1,699,355
Deferred revenue adjustments	10,849	2,357	46,101	7,137

Adjusted revenues	$590,115	$613,131	$1,758,079	$1,706,492

GAAP gross profit	$226,131	$221,732	$668,056	$601,834
Deferred gross profit adjustments	11,328	2,357	46,426	6,722
Severance, restructuring, and integration costs	3,166	5,291	6,340	13,277
Accelerated depreciation	75	—	175	—
Purchase accounting effects related to acquisitions	—	858	267	8,300

Adjusted gross profit	$240,700	$230,238	$721,264	$630,133

GAAP gross profit margin	39.0%	36.3%	39.0%	35.4%
Adjusted gross profit margin	40.8%	37.6%	41.0%	36.9%
GAAP operating income	$34,502	$58,011	$83,543	$119,848
Amortization of intangible assets	25,669	15,203	78,090	42,739
Severance, restructuring, and integration costs	14,143	9,158	33,533	48,809
Deferred gross profit adjustments	11,328	2,357	46,426	6,722
Accelerated depreciation	125	—	307	—
Purchase accounting effects related to acquisitions	—	858	9,422	9,873

Total operating income adjustments	51,265	27,576	167,778	108,143

Depreciation expense	11,693	10,746	34,744	31,643

Adjusted EBITDA	$97,460	$96,333	$286,065	$259,634

GAAP operating income margin	6.0%	9.5%	4.9%	7.1%
Adjusted EBITDA margin	16.5%	15.7%	16.3%	15.2%
GAAP income from continuing operations	$14,811	$33,847	$16,852	$59,018
Operating income adjustments from above	51,265	27,576	167,778	108,143
Tax effect of adjustments	(17,142)	(11,011)	(40,219)	(34,866)

Adjusted income from continuing operations	$48,934	$50,412	$144,411	$132,295

GAAP income from continuing operations per diluted share	$0.35	$0.77	$0.39	$1.33
Adjusted income from continuing operations per diluted share	$1.14	$1.15	$3.35	$3.00
GAAP and Adjusted diluted weighted average shares	42,908	43,910	43,117	44,164

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets, and cash payments for severance and other costs for the integration of our 2014 acquisition of Grass Valley. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands)
GAAP net cash provided by operating activities	$86,935	$54,211	$91,981	$64,766
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,817)	(8,334)	(38,961)	(29,284)
Cash paid for severance and other costs for the integration of our acquisition of Grass Valley	—	9,017	—	21,785

Non-GAAP free cash flow	$75,118	$54,894	$53,020	$57,267

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2015 REVENUES AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2015	December 31, 2015
Adjusted revenues	$2.353 - $2.373 billion	$595 - $615 million
Deferred revenue adjustments	($55 million)	($9 million)

GAAP revenues	$2.298 - $2.318 billion	$586 - $606 million

Adjusted income from continuing operations per diluted share	$4.80 - $4.90	$1.45 - $1.55
Amortization of intangible assets	($1.63)	($0.23)
Deferred gross profit adjustments	($0.86)	($0.07)
Severance, restructuring, and acquisition integration costs	($0.73)	($0.11)
Purchase accounting effects of acquisitions	($0.15)	$0.00

GAAP income (loss) from continuing operations per diluted share	$1.43 - $1.53	$1.04 - $1.14

Our guidance for revenues and income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2015. Our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Solid Third Quarter 2015 Results

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release contains forward-looking statements including our expectations for the fourth quarter and full-year 2015. Forward-looking statements also include any other statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; variability in the Company’s quarterly and annual effective tax rates; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 23, 2015. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Solid Third Quarter 2015 Results

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E